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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 dated August 18, 2000) pertaining to the 1997 Stock Plan, 1998 Stock Plan and 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-44114) pertaining to the 1998 Stock Plan and 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-3 No. 333-75564) and the related prospectus of SeeBeyond Technology Corporation (formerly Software Technologies Corporation) of our report dated January 24, 2002, with respect to the consolidated financial statements and schedule of SeeBeyond Technology Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                      /s/  ERNST & YOUNG LLP

Woodland Hills, California
February 7, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS